UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 E Campbell Ave, Suite 107-D Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, upon the recommendation of its Nominating and Corporate Governance Committee, or the NCG Committee, the Board of Directors, or the Board, of Semler Scientific, Inc. fixed the number of directors at five creating a vacancy in Class II, and then appointed Ms. Natalie Brunell to fill the newly created vacancy on the Board in Class II effective immediately. Ms. Brunell will serve as a Class II director on the Board until the 2026 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Ms. Brunell was also appointed by the Board upon the recommendation of the NCG Committee to serve as a member of the Bitcoin Strategy Committee.

Ms. Brunell will receive compensation as a non-employee director in accordance with Semler Scientific’s non-employee director compensation policy as described in its Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 28, 2025. Accordingly, in connection with her appointment, she received a grant of 7,500 options for service on the Board, and a grant of 1,875 options, for service on the Bitcoin Strategy Committee, each under the Semler Scientific, Inc. 2024 Stock Option and Incentive Plan, or the 2024 Plan, and which amounts were pro-rated for joining the Board mid-year. The options granted for Board service have a 10-year term, were vested as to 1/9 upon grant, with the remainder vesting monthly over 9 months, and the options for service on the Bitcoin Strategy Committee expire March 15, 2027, were vested as to 1/21 upon grant, with the remainder vesting monthly over 21 months.

In addition, Semler Scientific entered into its standard indemnification agreement for directors with Ms. Brunell, which form indemnification agreement is filed as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on July 29, 2014, which requires it, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by her as a result of either her being made a party to certain actions, suits, investigations or other proceedings. There are no other arrangements or understandings between Ms. Brunell and any other persons pursuant to which she was selected as a director. Additionally, Ms. Brunell has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: May 19, 2025	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)